Abacus Global Management Announces LifeARC™, a Proprietary AI Platform and the Intelligence Layer for Lifespan-Linked Finance

~Unlocking Access to the $120 Trillion Generational Wealth Transfer~
ORLANDO, FL – June 10, 2026 – Abacus Global Management, Inc. ("Abacus" or the "Company") (NYSE: ABX), a leader in the alternative asset management industry, today published a letter from the Company's Chairman and Chief Executive Officer, Jay Jackson, announcing LifeARC™, the Company's proprietary AI-powered lifespan modeling platform, and issuing a strategic update on its Wealth Advisors division and the recently closed investment in Manning & Napier.

To Our Investors,

Let me tell you about two of my neighbors.
Same street. Same age. Both retired last year, both with roughly the same amount saved. Both walked into their advisor’s office and walked out with essentially the same plan.
One of them is healthy. Never smoked, exercises, parents both lived into their nineties. He’s probably got 30 years of retirement ahead of him, maybe more. The other one has been managing a serious chronic condition for the better part of the decade. His LifeARC™ looks very different.
Neither of them knows that. Their advisor doesn’t know that. The plan doesn’t account for it.
That’s not a personal failing. It’s a data problem. And until now, nobody had the data to fix it.
What We Built
Abacus Global Management is not an asset management and wealth advisory firm that built some technology on the side. We are a data and technology platform. That distinction matters more than almost anything else I’ll say in this letter.
The common mistake is to define a company by the most visible transaction it facilitates. Amazon was not simply a warehouse operator because it moved products through fulfillment centers. Uber was not simply a taxi company because it connected riders with cars. In both cases, the real value was the infrastructure underneath: the data, technology, pricing systems, distribution, network effects, and market liquidity that made an entire category more scalable. That is how we think about Abacus.
We built Abacus Intel. We built LifeARC™. The plan was always to become the intelligence layer that the financial industry runs on rather than just another firm managing money inside it.
LifeARC™ harnesses AI to do something no competitor can match: it’s powered by 20 years of Abacus proprietary data that can’t be bought, built, or displaced. LifeARC™ takes an individual’s medical history, conditions, medications, genetics, and biometrics and builds a personalized lifespan model. Not a population average. Not an actuarial table. Your own LifeARC™. Continuously updated as your health picture changes.

That model then drives everything downstream. How long does your portfolio need to last? When should you start drawing down? How much do you need in reserve for late-life care? What does your legacy plan look like if you live to 97 versus 78?
These aren’t rhetorical questions. They’re the questions that determine whether someone runs out of money in retirement or leaves more behind than they expected. And right now, the entire industry is guessing at the answers. Abacus is not guessing anymore.
Why This Moment Matters
There’s a $120 trillion wealth transfer happening right now. Baby Boomers passing assets to their children and grandchildren over the next three decades. It’s the largest movement of money in the history of civilization, and it has already started.
Every single dollar in that transfer carries the same unanswered question at its center: how long does the person holding it actually have? That question shapes every estate plan, every withdrawal strategy, every conversation about legacy.
Abacus can answer that question with real individual data, not averages or outdated assumptions. Abacus is going to sit at the center of the most important financial event of our lifetime.
Earlier this year we were on a panel at the Milken Institute alongside J.P. Morgan and HSBC, talking about the $120 trillion wealth transfer that is changing how we engage with our future clients. I was struck by the fact that the two largest financial institutions in the world were sitting on the same stage, talking about the same problem Abacus has spent years building a solution for.
They’re having a conversation. While we built the answer.
Manning & Napier: LifeARC™ in the Real World
We want people to know why we put over $50 million into a wealth management firm.
We invested over $50 million into Manning & Napier, an $18 billion financial advisory firm. This wasn’t just about the return on that capital. It was about providing their over 3,400 clients access to LifeARC™’s lifespan modeling, improving outcomes for people who need it.
You can build the best lifespan modeling platform in the world, but if it’s sitting on a server somewhere and not connected to real client portfolios, it doesn’t improve anyone’s retirement. We needed a partner who already had client relationships, client trust, and the infrastructure. Manning & Napier gave us that. And what we gave them was something none of their competitors have: a way to tell each client not just “how much you’ll have,” but “how long it needs to last.”
This partnership is the first one and it won’t be the last. Every major private wealth firm in this country has the same problem and none of them have built what we’ve built. The conversations are already happening.
Why I Believe This Is a 100-Bagger
I don’t throw that term around. But I want to walk through why I believe it.
The market is $120 trillion and it’s moving right now. The technology moat is real—every LifeARC™ profile we build makes our model more accurate, and nobody can replicate that dataset from scratch. The timing is better than we could have planned for. And we have no direct competitor.
We’re not disrupting the category. We are creating a category that did not exist—as Amazon was not building a simple retailer, but the company that built the infrastructure for digital commerce. Abacus is building the intelligence layer for lifespan-linked finance: the data, technology, modeling, and distribution platform that allows the financial industry to move from population averages to individualized lifespan-based planning.
The revenue model compounds with data licensing to institutions, LifeARC™ advisory and planning fees, increased direct AUM and insurance and annuity integration. Each layer runs on the same proprietary foundation we’ve already built. That is what makes the model powerful: the same intelligence layer can support institutional licensing, consumer planning, asset management, insurance distribution, and retirement-income solutions. The hard part is behind us.
The firms that build the intelligence layer beneath the $120 trillion transfer will own wealth management for a generation. They will not just participate in the market; they will define how the market operates. I believe Abacus is that firm.
“The question has never been ‘how much will you have?’ It’s always been ‘how long does it need to last?’ We’re the first people in history who can actually answer that. For everyone. With their own data.”
We built the technology. Abacus Intel runs the engine. LifeARC™ will be in real client portfolios. J.P. Morgan and HSBC are talking about addressing the same wealth transfer problem at the Milken Institute and there’s $120 trillion in motion that needs what we’ve built.
A lifespan is not a straight line. It never was. It’s an arc of probabilities shaped by your health, your history, your decisions. The financial industry has been acting like everyone’s arc is the same. We’re the first firm to acknowledge that it’s not, and to do something about it.

A lifespan is not a straight line—it is an ARC of probabilities.

With gratitude,

Jay Jackson
Chairman and Chief Executive Officer
Abacus Global Management

Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s strategic plans and market opportunity; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof; the LifeARC™ platform and its capabilities; and the expected benefits of the Manning & Napier investment. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Forward-looking statements are not guarantees of future performance. Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

About Abacus
Abacus Global Management (NYSE: ABX) is a leading financial services company specializing in alternative asset management, data-driven wealth solutions, technology innovations, and institutional services. With a focus on longevity-based assets and personalized financial planning, Abacus leverages proprietary data analytics and decades of industry expertise to deliver innovative solutions that optimize financial outcomes for individuals and institutions worldwide.
For more information on LifeARC™, please visit abacuslifearc.com.
For more information on Abacus Global Management, please visit abacusgm.com.

Contacts:
Investor Relations
David Jackson – Managing Director of Investor Relations
david@abacusgm.com
(321) 299-0716

Abacus Global Management Public Relations
press@abacusgm.com